EXHIBIT 4.4


                            FBL FINANCIAL GROUP, INC.


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                        SUBORDINATED DEFERRABLE INTEREST
                                 NOTE AGREEMENT

                            DATED AS OF MAY 30, 1997

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                 SUBORDINATED DEFERRABLE INTEREST NOTE AGREEMENT





                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.     Definitions
                  Administrative Trustees
                  Affiliate
                  Board of Directors
                  Business Day
                  Commission
                  Common Securities
                  Company
                  Declaration
                  Default
                  Deferred Interest
                  Delaware Trustee
                  Direct Action
                  Dissolution Event
                  Distributions
                  Event of Default
                  Exchange Act
                  Extended Interest Payment Period
                  Indebtedness
                  Indebtedness Ranking Junior to the Notes
                  Indebtedness Ranking on a Parity with the Note
                  Interest Payment Date
                  Issue Date
                  Junior Subordinated Payment
                  Maturity Date
                  Note
                  Noteholder or Holder of Notes
                  Officers
                  Officers' Certificate
                  Opinion of Counsel
                  Person
                  Predecessor Note
`                 Preferred Securities
                  Preferred Securities Guarantee
                  Purchase Agreement
                  Restricted Security
                  Securities Act
                  Senior Indebtedness
                  Subsidiary
                  Trust
                  Trust Securities


                                   ARTICLE II

                                   SECURITIES

SECTION 2.01.  Forms of Note
SECTION 2.02.  Execution
SECTION 2.03.  Form and Payment
SECTION 2.04.  Legend
SECTION 2.05.  Interest
SECTION 2.06.  Transfer Restrictions, Transfer and Exchange
SECTION 2.07.  Replacement Securities
SECTION 2.08.  Ranking
SECTION 2.09.  Defaulted Interest


                                   ARTICLE III

                       PARTICULAR COVENANTS OF THE COMPANY

SECTION 3.01.  Payment of Principal, Premium and Interest
SECTION 3.02.  Limitation on Dividends and Payments
SECTION 3.03.  Payment of Expenses
SECTION 3.04.  Payment Upon Resignation or Removal


                                   ARTICLE IV

                  NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY

SECTION 4.01.  Noteholders' Lists
SECTION 4.02.  Reports by the Company


                                    ARTICLE V

                   REMEDIES OF NOTEHOLDERS ON EVENT OF DEFAULT

SECTION 5.01.  Events of Default
SECTION 5.02.  Payment of Notes on Default; Suit Therefor
SECTION 5.03.  Proceedings by Noteholders
SECTION 5.04.  Remedies Cumulative and Continuing
SECTION 5.05. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders
SECTION 5.06.  Notice of Defaults
SECTION 5.07.  Undertaking to Pay Costs


                                   ARTICLE VI

                           CONCERNING THE NOTEHOLDERS

SECTION 6.01.  Action by Noteholders
SECTION 6.02.  Notes Owned by Company Deemed not Outstanding
SECTION 6.03.  Revocation of Consents; Future Holders Bound


                                   ARTICLE VII

                              NOTEHOLDERS' MEETINGS

SECTION 7.01.  Purpose of Meetings
SECTION 7.02.  Call of Meetings by Company or Noteholders
SECTION 7.03.  Qualifications for Voting
SECTION 7.04.  Regulations
SECTION 7.05.  Voting


                                  ARTICLE VIII

                                   AMENDMENTS

SECTION 8.01.  Without Consent of Noteholders
SECTION 8.02.  With Consent of Noteholders
SECTION 8.03.  Notation on Notes


                                   ARTICLE IX

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 9.01.  Company May Consolidate, etc., Only on Certain Terms
SECTION 9.02.  Successor Person Submitted



                                    ARTICLE X

                       SATISFACTION AND DISCHARGE OF NOTE

SECTION 10.01.  Discharge of Note Agreement
SECTION 10.02. Deposited Moneys and U.S. Government Obligations to be Held in Trust by Trustees
SECTION 10.03.  Paying Agent to Reply Moneys Held
SECTION 10.04.  Return of Unclaimed Moneys
SECTION 10.05.  Defeasance Upon Deposit of Moneys or U.S. Government Obligations


                                   ARTICLE XI

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 11.01.  Note Agreement and Notes Solely Corporate Obligations


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

SECTION 12.01.  Successors
SECTION 12.02.  Official Acts by Successor Corporation
SECTION 12.03.  Surrender of Company Powers
SECTION 12.04.  Addresses for Notices, etc.
SECTION 12.05.  Governing Law
SECTION 12.06.  Evidence of Compliance with Conditions Precedent
SECTION 12.07.  Business Days
SECTION 12.08.  Table of Contents, Headings, etc.
SECTION 12.09.  Execution in Counterparts
SECTION 12.10.  Separability
SECTION 12.11.  Assignment


                                  ARTICLE XIII

                             SUBORDINATION OF NOTES

SECTION 13.01. Agreement to Subordinate
SECTION 13.02. Default on Senior Indebtedness
SECTION 13.03. Prior Payment to Senior Indebtedness Upon Acceleration of Notes
SECTION 13.04. Liquidation; Dissolution; Bankruptcy
SECTION 13.05. Subrogation
SECTION 13.06. Company to Effectuate Subordination
SECTION 13.07. Notice by the Company
SECTION 13.08. Subordination May Not be Impaired






         THIS SUBORDINATED DEFERRABLE INTEREST NOTE AGREEMENT, (the "Note Agreement") dated as of May 30, 1997, between FBL Financial Group, Inc., an Iowa corporation (hereinafter sometimes called the "Company"), and FBL Financial Group Capital Trust (hereinafter sometimes called the holder).

         W I T N E S S E T H :

         In consideration of the premises, and the purchase of the Note by the holder thereof, the Company covenants and agrees with the holders from time to time of the Notes as follows:


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Definitions.

         The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note Agreement shall have the respective meanings specified in this Section
1.01. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Note Agreement as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

         "Administrative Trustees" shall have the same meaning as set forth in the Declaration.

         "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" shall mean either the Board of Directors of the Company or any duly authorized committee of that board.

         "Business Day" shall mean, with respect to the Notes, any day other than a Saturday or a Sunday or a day on which banking institutions in Des Moines, Iowa and Wilmington, Delaware are authorized or required by law or executive order to close.

         "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted.

         "Common Securities" shall mean common undivided beneficial interests in the assets of the Trust.

         "Company" shall mean FBL Financial Group, Inc., an Iowa corporation, and, subject to the provisions of Article IX, shall include its successors and assigns.

         "Declaration" means the Declaration of Trust dated as of May 30, 1997 establishing the FBL Financial Group Capital Trust, among the Company as Sponsor, the Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust..

         "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

         "Deferred Interest" shall have the meaning set forth in Section 14.01.

         "Delaware Trustee" shall have the same meaning as set forth in the Declaration.

         "Direct Action" shall have the meaning set forth in Section 5.03.

         "Dissolution Event" means the liquidation of the Trust pursuant to the Declaration, and the distribution of the Notes held by the Administrative Trustees to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

         "Distributions" shall have the same meaning as set forth in the Declaration.

         "Event of Default" shall mean any event specified in Section 5.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Extended Interest Payment Period" shall have the meaning set forth in
Section 14.01.

         "Indebtedness" shall mean (i) any obligation of, or any obligation guaranteed by, the Company for which the Company is responsible or liable as obligor or otherwise including principal, premium and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Company and whether or not allowed as a claim in bankruptcy or similar proceedings) for (A) indebtedness of the Company for money borrowed, (B) indebtedness evidenced by securities, bonds, Notes, notes or other similar written instruments, (C) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (D) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (E) all obligations of the Company under "keep-well" agreements required by insurance regulators or (F) any obligation referred to in (A) through (E) above of other persons secured by any lien on any property or asset of the Company and (ii) all indebtedness of the Company for obligations of the Company to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts), swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the date of execution of the Note or thereafter created, assumed or incurred.

         "Indebtedness Ranking Junior to the Note" shall mean any Indebtedness, whether outstanding on the date of execution of the Note or thereafter created, assumed or incurred, which specifically by its terms is subordinated and ranks junior to and not equally with or prior to the Note (and any other Indebtedness Ranking on a Parity with the Note) in right of payment upon the happening of any dissolution or winding up or liquidation or reorganization or similar events of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Note, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Note.

         "Indebtedness Ranking on a Parity with the Note" shall mean Indebtedness, whether outstanding on the date of execution of the Note or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Note in the right of payment upon the happening of any dissolution or winding up or liquidation or reorganization or similar events of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Note, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Note.

         "Interest Payment Date" shall have the meaning set forth in Section
2.05.

         "Issue Date" means May 30, 1997.

         "Junior Subordinated Payment" shall have the meaning set forth in
Section 13.04.

         "Maturity Date" shall mean June 30, 2047.

         "Note" of "Notes" shall mean the Subordinated Deferrable Interest Note or Notes, in the form set forth in Article II of this Note Agreement, as originally executed or, if amended as herein provided, as so amended.

         "Note Register" shall mean the list of names and addresses of the Noteholders maintained by the Company pursuant to Section 4.01.

         "Noteholder", "Holder of Notes", or other similar terms, shall mean any Person in whose name at the time a particular Note is registered on the register kept by the Company for that purpose in accordance with the terms hereof.

         "Officers" shall mean any of the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Comptroller, the Secretary or an Assistant Secretary of the Company.

         "Officers' Certificate" shall mean a certificate signed by two Officers and delivered to the Noteholders.

         "Opinion of Counsel" shall mean a written opinion, acceptable to the Administrative Trustees, of counsel, who may be an employee of the Company, and who shall be acceptable to the holders.

         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

         "Preferred Securities" shall mean the 5% Preferred Securities of the Trust, each having a stated liquidation amount of $1,000, and representing preferred undivided beneficial interests in the assets of the Trust.

         "Preferred Securities Guarantee" shall mean any guarantee that the Company may enter into that operates directly or indirectly for the benefit of holders of Preferred Securities of the Trust.

         "Purchase Agreement" shall mean the Purchase Agreement dated May 30, 1997, among the Company, the Trust and the Iowa Farm Bureau Federation.

         "Restricted Security" shall mean Notes that bear or are required to bear the Securities Act legends substantially as set forth in Exhibit A-1 of Annex 1 of the Declaration.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Note or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Notes or Indebtedness Ranking Junior to the Notes, and any deferrals, modifications, renewals, refinancings or extensions of such Senior Indebtedness.

         "Subsidiary" shall mean, with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

         Trust" shall mean FBL Financial Group Capital Trust, a Delaware business trust created under the Declaration for the purpose of issuing its undivided beneficial interests in connection with the issuance of Securities under this Note Agreement.

         "Trust Securities" shall mean, collectively, the Preferred Securities and the Common Securities.

                                   ARTICLE II

                                   SECURITIES

SECTION 2.01 Form of Note.

         (a) The face of the Note to be issued pursuant to the terms of this Note Agreement shall be in the following form:

         FBL Financial Group, Inc., an Iowa corporation (the "Company"), for value received, hereby promises to pay to FBL Financial Group Capital Trust or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000.00) on June 30, 2047 (the "Maturity Date"), unless previously prepaid, and to pay interest on the outstanding principal amount hereof from May 30, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1997 at the rate of 5% per annum until the principal hereof shall have become due and payable, and at the same rate per annum on any overdue principal and premium, if any. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the actual number of days elapsed in such month. In the event that any date on which the principal of (or premium, if any) or interest on this Note is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case, with the same force and effect as if made on the date such payment was originally payable.

         The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest installment, which shall be the fifteenth (15th) day of the month preceding the month in which the relevant Interest Payment Date falls. Notwithstanding the foregoing, any interest that is payable on the Maturity Date will be payable to the Person to whom principal payable at the Maturity Date shall be payable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to the holders of Note not less than 10 days prior to such special record date.

         The principal of (and premium, if any) and interest on this Note shall be payable by (i) check mailed to the holder at such address as shall appear in the Note Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Payment of principal of this Note shall only be made upon surrender of this Note to the Company.

         The indebtedness evidenced by this Note is, to the extent provided in the Note Agreement, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Note Agreement with respect thereto. Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions. Each holder hereof, by his or her acceptance hereof hereby (b) waives all notice of the acceptance of the subordination provisions contained herein and in the Note Agreement by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         The provisions of this Note are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date set forth below.

Dated:  ____________________, 1997

FBL Financial Group, Inc.

By: _____________________________         By: _____________________________
Name: ___________________________         Name: ___________________________
Title: __________________________         Title: __________________________


         (b) The form of the reverse side of the Note shall be as follows:

         This Note is one of the Subordinated Deferrable Interest Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Note Agreement, issued or to be issued under and pursuant to a Subordinated Deferrable Interest Note Agreement, dated as of May 31, 1997 (the "Note Agreement"), duly executed and delivered between the Company and FBL Financial Group Capital Trust (the "Trust"), to which Note Agreement reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trust, the Company and the holders of the Notes, and to all of which provisions the holder of this Note, by acceptance hereof, assents and agrees.

          In case an Event of Default, as defined in the Note Agreement, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Note Agreement.

         No reference herein to the Note Agreement and no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate herein prescribed.

         The Company shall have the right, at any time and from time to time during the term of the Note, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 20 consecutive quarterly periods, including the first such quarterly period during such extension period, and not to extend beyond the Maturity Date of the Note (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid. Before the termination of any such Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extended Interest Payment Period, shall not end on any date other than an Interest Payment Date or extend beyond the Maturity Date of the Note. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

         The Company has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes Class A Common, Class B Common, and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Notes or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any Subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Note (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company; (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;
(c) payments under the Preferred Securities Guarantee; (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or pursuant to an acquisition in which the fractional shares of the Company's capital stock would otherwise be issued; (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the exchange or conversion provisions of such capital stock or the security being exchanged or converted; and (f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company, its Affiliates, or its Subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans), if at such time (1) an Event of Default shall have occurred and be continuing, or would occur upon the taking of any action specified in clauses
(i) through (iii) above, (2) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would be an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (3) the Company shall be in default with respect to its payment obligations under the Preferred Securities Guarantee or (4) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period under the Note Agreement and any such extension shall not have been rescinded or such Extended Interest Payment Period, or any extension thereof, shall be continuing.

         The Company and the holder agree (i) that for United Stated federal, state and local tax purposes it is intended that this Note constitutes indebtedness and (ii) to file all United States federal, state and local tax returns and reports on such basis (unless the Company or holder, as the case may be, shall have received an opinion of independent tax counsel experienced in such matters to the effect that as a result of change in law after the date of issuance of this Note the Company or the holder, as the case may be, is prohibited from filing on such basis).

         The Note may be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Note Agreement and subject to the transfer restrictions as may be contained therein and herein from time to time, this Note is transferable by the holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Note, the Company may deem and treat the holder hereof as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the Note Agreement) interest due hereon and for all other purposes, and neither the Company nor any authenticating agent nor any paying agent nor any transfer agent shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Note Agreement against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         All terms used in this Note that are defined in the Note Agreement shall have the meanings assigned to them in the Note Agreement. The Notes may have notations, legends or endorsements required by law, agreements to which the Company is subject or usage. Each Note shall be dated the date of its execution. The Note shall initially be issued as a single Note in the denomination of One Hundred Million Dollars ($100,000,000). Replacement or substitute Notes shall be issued in denominations of $1,000 and integral multiples thereof.

SECTION 2.02. Execution.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature.

SECTION 2.03. Form and Payment.

         Except as provided in Section 2.05, the Notes shall be issued in fully registered, certificated form without interest coupons. Principal of, premium, if any, and interest on the Notes issued in certificated form will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Company; provided, however, that payment of interest with respect to the Notes may be made at the option of the Company (i) by check mailed to the holder at such address as shall appear in the Note Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date. Notwithstanding the foregoing, so long as the holder of any Notes is the Trust, the payment of the principal of, premium, if any, and on such Notes held by the Trust will be made at such place and to such account as may be designated by the Administrative Trustees. Payment of principal of the Notes shall only be made upon surrender of the Notes to the Trustee or paying agent.

SECTION 2.04. Legend.

         Except as otherwise determined by the Company in accordance with applicable law, each Note shall bear the applicable legend relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth at Exhibit A-1 of Annex 1 of the Declaration.

SECTION 2.05. Interest.

         (a) Each Note will bear interest at the rate of 5% per annum (the "Interest Rate") from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date, until the principal thereof becomes due and payable, and at the Interest Rate on any overdue principal (and premium, if any), payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") commencing on June 30, 1997, to the Person in whose name such Note or any Predecessor Note is registered, at the close of business on the regular record date for such interest installment, which shall be the fifteenth (15th) day of the month preceding the month in which the relevant Interest Payment Date falls. Notwithstanding the foregoing, any interest that is payable on the Maturity Date shall be payable to the Person to whom principal payable at the Maturity Date shall be payable.

         (b) Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period of less than a full calendar month, the actual number of days elapsed in such month. In the event that any Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

         (c) During such time as the Administrative Trustees are the holders of any Note on behalf of the Trust, the Company shall pay as additional interest any additional amounts on the Note as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any taxes, duties and other governmental charges to which the Trust has become subject.

SECTION 2.06. Transfer Restrictions, Transfers and Exchanges.

         (a) Transfer Restrictions. The Note may not be transferred except in compliance with the legend referred to in Section 2.04 and may only be transferred in blocks of Notes having an aggregate principal amount of not less than $100,000, unless otherwise determined by the Company in accordance with applicable law.

         (b) General Provisions Relating to Transfers and Exchanges. Upon surrender for registration of transfer of any Note at the office of the Company identified in Section 12.04, the Company shall execute, and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount.

         Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, by the holder thereof or his attorney duly authorized in writing.

         No service charge shall be made to a holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

SECTION 2.07. Replacement Securities.

         If any mutilated Note is surrendered to the Company and the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue a replacement Note if the Company's requirements for replacements of Notes are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Company to protect the Company, from any loss that it may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an obligation of the Company and shall be entitled to all of the benefits of this Note Agreement equally and proportionately with all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.

SECTION 2.08. Ranking.

         The Notes shall constitute an unsecured obligation of the Company and rank (i) subordinate and junior in right of payment to all Senior Indebtedness (to the extent and in the manner set forth in Article XIII), (ii) pari passu in right of payment with any other Indebtedness of the Company which specifically by its terms ranks equal with and not prior to the Notes, and (iii) senior to any Indebtedness Ranking Junior to the Notes.

SECTION 2.9. Defaulted Interest.

         Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the holder on the relevant regular record date; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (a) or clause (b) below:

         (a) The Company may make payment of any Defaulted Interest on Notes to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which all be fixed in the following manner: the Company shall notify the holders in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit in an escrow account for the benefit of the holders an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements for such deposit prior to the date of the proposed payment, such money when deposited to be held in escrow for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the holders of the notice of the proposed payment. The Company at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Noteholder at his or her address as it appears in the Note register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

         (b) The Company may make payment of any Defaulted Interest on any Notes in any other lawful manner.


                                   ARTICLE III

                       PARTICULAR COVENANTS OF THE COMPANY

SECTION 3.01. Payment of Principal, Premium and Interest.

         The Company covenants and agrees for the benefit of the holders of the Notes that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on the Notes at the place, at the respective times and in the manner provided herein. Each installment of interest on the Notes may be paid by mailing checks for such interest payable to the order of the holder of the Note entitled thereto as they appear in the Note Register, or by wire transfer to an account maintained by the Person entitled thereto, provided proper transfer instructions have been received by the relevant record date.

SECTION 3.02. Limitation on Dividends and Payments.

         The Company will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes Class A Common, Class B Common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Notes or
(iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Notes (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, capital stock of the Company; (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (c) payments under the Preferred Securities Guarantee; (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued; (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and (f) purchases of common stock related to the issuance of common stock or rights under any benefit plans for directors, officers, agents or employees of the Company or its Affiliates or Subsidiaries, or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans), if at such time (1) an Event of Default shall have occurred and be continuing or, would occur upon the taking of any action described in clauses (i) through (iii) above, (2) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (3) the Company shall be in default with respect to its payment obligations under the Preferred Securities Guarantee or (4) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Article XIV and any such extension shall not have been rescinded or such Extended Interest Payment Period, or any extension thereof.

SECTION 3.03.  Payment of Expenses.

         In connection with the offering, sale and issuance of the Notes to the Trust and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Notes shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Notes;

         (b) pay all costs and expenses of the Trust, including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities, fees and expenses of the Administrative Trustees and the Delaware Trustee (including the fees and expenses of counsel), the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing and disposition of assets of the Trust;

         (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration;

         (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust; and

         (e) pay all other fees, expenses, debts and obligations (other than payments of principal of, premium, if any, or interest on the Trust Securities) related to the Trust.

SECTION 3.04. Payment Upon Resignation or Removal.

         Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Administrative Trustees, as the case may be, pursuant to the Declaration, the Company shall pay to the Delaware Trustee or the Administrative Trustees, as the case may be, all amounts accrued and owing to the date of such termination, removal or resignation.


                                   ARTICLE IV

                  NOTEHOLDERS LISTS AND REPORTS BY THE COMPANY

SECTION 4.01. Noteholders' Lists.

         The Company covenants and agrees that it will maintain a list of the names and addresses of the Noteholders which will be maintained in as current a form as is reasonably practicable. Within 30 days after the receipt by the Company of any request therefor by any Noteholder, the Noteholder list will be furnished to the Noteholder.

SECTION 4.02. Reports by the Company.

         The Company covenants and agrees to mail to the Noteholders, within 15 days after the date on which the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.


                                    ARTICLE V

                 REMEDIES OF THE NOTEHOLDERS ON EVENT OF DEFAULT

SECTION 5.01. Events of Default.

         One or more of the following events of default shall constitute an Event of Default hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms hereof shall not constitute a default in the payment of interest for this purpose; or

                  (b) default in the payment of all or any part of the principal of (or premium, if any, on) any Notes as and when the same shall become due and payable either at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

                  (c) default in the performance, or breach, in any material respect of any covenant or warranty of the Company in this Note Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                  (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or admission by it in writing of its inability to pay its debts as they become due.

         If an Event of Default with respect to Notes at the time outstanding occurs and is continuing, then in every such case the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of all Notes to be due and payable immediately, by a notice in writing to the Company and upon any such declaration the same shall become immediately due and payable.

         The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Company shall pay a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Notes to the date of such payment or deposit), and (ii) any and all Events of Default under the Note, other than the non-payment of the principal of the Notes which shall have become due solely by such declaration of acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, in every such case, the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

SECTION 5.02.  Payment of Notes on Default; Suit Therefor.

         The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days (provided, however, the valid extension of an interest payment period in accordance with Section 14.01 hereof shall not constitute a default in the payment of interest for this purpose), or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or upon prepayment or by declaration or otherwise, then, upon demand of holders of not less than 25% in aggregate principal amount of the Notes then outstanding, the Company will pay to the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the holders attorneys and counsel.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the holders shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the holders, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Noteholders and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings.

SECTION 5.03. Proceedings by Noteholders.

         Except as set forth below, no holder of any Note shall have any right by virtue of or by availing of any provision of this Note Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Note Agreement or for the appointment of a receiver or trustee, or for any other remedy hereunder, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Note Agreement to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Note Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes.

         Notwithstanding any other provisions in this Note Agreement, however, the right of any holder of any Note to receive payment of the principal of (premium, if any) and interest on such Note, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder and by accepting a Note hereunder it is expressly understood, intended and covenanted by the taker and holder of every Note with every other such taker and holder, that no one or more holders of Notes shall have any right in any manner whatsoever by virtue or by availing of any provision of the Note Agreement or Note to affect, disturb or prejudice the rights of the holders of any other Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under the Notes or this Note Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Noteholder shall be entitled to such relief as can be given either at law or in equity.

         The Company acknowledges that, with respect to any Notes held by the Trust or the Administrative Trustees on behalf of the Trust, if the Administrative Trustees fail to enforce their rights under this Note as the holders of the Notes held as the assets of the Trust, any holder of Preferred Securities may, to the extent permitted by applicable law, institute legal proceedings directly against the Company to enforce such Administrative Trustees' rights under this Note Agreement and the Notes without first instituting any legal proceedings against such Administrative Trustees or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest on the Notes when due, the Company acknowledges that a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or premium, if any, or interest on the Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Notes (a "Direct Action").

         Notwithstanding any payments made to a holder of Preferred Securities by the Company pursuant to a Direct Action initiated by such holder, the Company shall remain obligated to pay the principal of or premium, if any, or interest due on the Notes, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

SECTION 5.04. Remedies Cumulative and Continuing.

         Except as provided in the last paragraph of Section 2.08, all powers and remedies given by this Article V to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note Agreement or otherwise established with respect to the Notes, and no delay or omission of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this
Article V or by law to Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Noteholders.

SECTION 5.05. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.

         The holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Noteholders, or exercising any trust or power conferred on the Noteholders. Prior to any declaration accelerating the maturity of the Notes, the holders of a Majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default and its consequences except a default (a) in the payment of principal of or premium, if any, or interest on any of the Notes or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Note affected. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Note Agreement and the Notes and the Company and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 5.05, said default or Event of Default shall for all purposes of the Notes and this Note Agreement be deemed to have been cured and to be not continuing.

SECTION 5.06. Notice of Defaults.

         The Company shall, within five Business Days after actual knowledge of the occurrence of a default with respect to the Notes, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults known to the Company unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 5.06 being hereby defined to be the events specified in clauses (a),
(b), (c), (d) and (e) of Section 5.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in clause (c) of Section 5.01); and provided that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Notes, the Company shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or another committee of directors and/or Responsible Officers of the Company in good faith determines that the withholding of such notice is in the interests of the Noteholders; and provided further that in the case of any default of the character specified in
Section 5.01(c) no such notice to Noteholders shall be given until at least 60 days after the occurrence thereof but shall be given within 90 days after such occurrence.

SECTION 5.07. Undertaking to Pay Costs.

         All parties to this Note Agreement agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Note Agreement, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.07 shall not apply to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in aggregate principal amount of the Notes outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note against the Company on or after the same shall have become due and payable.


                                   ARTICLE VI

                           CONCERNING THE NOTEHOLDERS

SECTION 6.01. Action by Noteholders.

         Whenever in this Note Agreement it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Notes voting in favor thereof at any meeting of such Noteholders duly called and held in accordance with the provisions of Article VII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Noteholders.

         If the Company shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action or to revoke any such action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action or revocation may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Notes shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Note Agreement not later than six months after the record date.

SECTION 6.02. Notes Owned by Company Deemed Not Outstanding.

         In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Note Agreement, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlled by the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this
Section 6.02 if the pledgee shall establish the pledgee's right to vote such Notes and that the pledgee is not the Company or any such other obligor or person directly or indirectly controlled by the Company or any such other obligor.

SECTION 6.03. Revocation of Consents; Future Holders Bound.

         At any time prior to (but not after) the evidencing, as provided in
Section 6.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Note Agreement in connection with such action, any holder of a Note (or any Note issued in whole or in part in exchange or substitution therefor), subject to Section 6.01, the serial number of which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice and upon proof of holding as provided in Section 6.02, revoke such action so far as concerns such Note (or so far as concerns the principal amount represented by any exchanged or substituted Note). Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.


                                   ARTICLE VII

                              NOTEHOLDERS' MEETINGS

SECTION 7.01. Purposes of Meetings.

         A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article VII for any of the following purposes:

         (a) to give any notice to the Company, or to give any directions to the Company, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article V;

         (b) to consent to the execution of any Note or Notes supplemental hereto pursuant to the provisions of Section 8.02; or

         (c) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Notes under any other provision of this Note Agreement or under applicable law.

SECTION 7.02. Call of Meetings by Company or Noteholders.

         The Company, pursuant to a resolution of the Board of Directors, may call a meeting of the Noteholders. The holders of at least 10% in aggregate principal amount of the Notes then outstanding may request a meeting of the Noteholders, and if they shall have requested a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Company shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 7.01, by mailing notice thereof as provided in Section 7.02.

SECTION 7.03. Qualifications for Voting.

         To be entitled to vote at any meeting of Noteholders a person shall be
(a) a holder of one or more Notes or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

SECTION 7.04. Regulations.

         Notwithstanding any other provisions of this Note Agreement, the Company may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Company or the Noteholders calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

         Subject to the provisions of Section 7.03, at any meeting each holder of Notes or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 7.02 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons holding or representing such specified percentage in principal amount of the outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 7.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum.

         Except as limited by the first proviso to the first paragraph of
Section 8.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by the first proviso to the first paragraph of Section 8.02, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which this Note Agreement expressly provides may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the holders of not less than such specified percentage in principal amount of the outstanding Notes.

         Any resolution passed or decision taken at any meeting of holders of Notes duly held in accordance with this Section shall be binding on all the holders of Notes whether or not present or represented at the meeting.

SECTION 7.05. Voting.

         The vote upon any resolution submitted to any meeting of holders of Notes shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 7.02. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.




                                  ARTICLE VIII

                                   AMENDMENTS

SECTION 8.01. Without Consent of  Noteholders.

         The Company may from time to time and at any time amend the Note Agreement or the Notes, without the consent of the Noteholders, for one or more of the following purposes:

         (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article IX hereof;

         (b) to surrender any right or power herein conferred upon the Company;

         (c) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Noteholders as the Company shall consider to be for the protection of the Noteholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Note Agreement as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default;

         (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental Note Agreement which may be defective or inconsistent with any other provision contained herein or in any supplemental Note Agreement, or to make such other provisions in regard to matters or questions arising under this Note Agreement; provided that any such action shall not materially adversely affect the interests of the holders of the Notes;

         (e) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Notes, minimum denominations and all other matters required pursuant to Section 2.07 or otherwise necessary, desirable or appropriate in connection with the issuance of Notes to holders of Preferred Securities in the event of a distribution of Notes by the Trust following a Dissolution Event; and

         (f) to make any change that does not adversely affect the rights of any Noteholder in any material respect. Any amendment to the Note Agreement authorized by the provisions of this Section 8.01 may be executed by the Company without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section
         8.02 A copy of each amendment shall be provided to the holders of the Notes by the Company. .

SECTION 8.02. With Consent of Noteholders.

         With the consent of the holders of a Majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by a board resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to the resolution), may from time to time and at any time amend the Note Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note Agreement or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment shall without the consent of the holders of each Note then outstanding and affected thereby (i) extend the Maturity Date of any Note, or reduce the rate or extend the time of payment of interest thereon (except as contemplated by Article XIV), or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Notes, or impair or affect the right of any Noteholder to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Notes the holders of which are required to consent to any such amendment to the Note Agreement, provided, however, that if the Notes are held by the Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such amendment; provided further that if the consent of the holder of each outstanding Note is required, such amendment shall not be effective until each holder of the Trust Securities shall have consented to such amendment; and provided further that such amendment shall not impair or affect the right of any holder of Preferred Securities to commence a Direct Action, in the circumstances and subject to the limitations set forth in the Declaration, until each holder of Preferred Securities shall have consented to such amendment.

         Promptly after the execution by the Company of any supplemental Note Agreement or amendment pursuant to the provisions of this Section, the Company shall transmit by mail, first class postage prepaid, a notice, prepared by the Company, setting forth in general terms the substance of such supplemental Note Agreement, to the Noteholders as their names and addresses appear upon the Note Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Note Agreement or amendment.

         It shall not be necessary for the consent of the Noteholders under this
Section 8.02 to approve the particular form of any proposed supplemental Note Agreement, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 8.03. Notation on Notes.

         Notes delivered after the execution of any supplemental Note Agreement or amendment affecting such Notes pursuant to the provisions of this Article VIII may bear a notation in form approved by the Company as to any matter provided for in such supplemental Note Agreement. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company, to any modification of this Note Agreement contained in any such supplemental Note Agreement may be prepared and executed by the Company, and delivered in exchange for the Notes then outstanding.


                                   ARTICLE IX

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 9.01. Company May Consolidate, etc., Only on Certain Terms.

         The Company shall not consolidate with or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person, unless:

         (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company as an entirety (A) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (B) shall expressly assume, by a Note Agreement supplemental hereto, executed and delivered to the Noteholders, the Company's obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Notes and the performance and observance of every covenant of this Note Agreement on the part of the Company to be performed or observed;

         (2) immediately before and immediately after giving pro forma effect to such transaction (and treating any indebtedness not previously an obligation of the Company or a Subsidiary which became the obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no default or Event of Default shall have occurred and be continuing; and

         (3) the Company or such Person shall have delivered to the Noteholders an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental Note Agreement comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         This Section and Section 9.02 shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any Person.

SECTION 9.02. Successor Person Substituted.

         Upon any consolidation by the Company with or merger by the Company into any other corporation or any sale, assignment, conveyance, transfer, disposition or lease of all or substantially all of the properties and assets of the Company as an entirety to any Person in accordance with Section 9.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note Agreement with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Note Agreement or any successor Person which shall theretofore become such in the manner described in Section 9.01), except in the case of a lease, shall be discharged of all obligations and covenants under this Note and the Securities and the coupons and may be dissolved and liquidated.


                                    ARTICLE X

                  SATISFACTION AND DISCHARGE OF NOTE AGREEMENT

SECTION 10.01. Discharge of Note Agreement.

         When (a) the Company shall have canceled all Notes (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) and not theretofore canceled, or (b) all the Notes not theretofore canceled shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for prepayment within one year, and the Company shall deposit with a financial institution, in escrow, funds sufficient to pay on the Maturity Date or upon prepayment all of the Notes (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced as provided in
Section 2.08) not theretofore canceled, including principal and premium, if any, and interest due or to become due to the Maturity Date or prepayment date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of or premium, if any, or interest on the Notes (1) theretofore repaid to the Company in accordance with the provisions of Section 10.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Note Agreement shall cease to be of further effect except for the provisions of Sections 2.07, 2.08, 3.01 and 10.04 hereof, which shall survive until such Notes shall mature and be paid. Thereafter, Section 10.04 shall survive, and the Company shall execute proper instruments acknowledging satisfaction of and discharging this Note Agreement.

SECTION 10.02. Deposited Moneys and U.S. Government Obligations to Be Held in Trust by Trustee.

         Subject to the provisions of Section 10.04, all moneys and U.S. Government Obligations deposited in an escrow account pursuant to Sections 10.01 or 10.05 shall be held in escrow and applied to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment of which such moneys or U.S. Government Obligations have been deposited in escrow, of all sums due and to become due thereon for principal, premium, if any, and interest.

SECTION 10.03. Paying Agent to Repay Moneys Held.

         Upon the satisfaction and discharge of this Note Agreement all moneys then held by any paying agent of the Notes shall, upon written demand of the Company, be repaid to it or paid to the escrow account referred to in Section
10.03 and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 10.04. Return of Unclaimed Moneys.

         Any moneys deposited with or paid to the escrow account or any paying agent for payment of the principal of or premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the escrow agent or such paying agent on Company Request; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the escrow agent or such paying agent with respect to such moneys shall thereupon cease.

SECTION 10.05. Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

         The Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Notes on the 91st day after the conditions set forth below have been satisfied:

         (1) `The Company shall have deposited or caused to be deposited irrevocably with the Defeasance Agent (as defined below) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes (i) money in an amount, or
         (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Defeasance Agent, to pay and discharge each installment of principal of and interest and premium, if any, on the outstanding Notes on the dates such installments of principal, interest or premium are due;

         (2) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit; and

         (3) the Company shall have delivered to the Defeasance Agent an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this Section 10.05 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and such opinion shall be based on a statute so providing or be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service.

         "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Note Agreement relating to the Notes except (A) the rights of holders of Notes to receive, from the fund described in clause (1) above, payment of the principal of and the interest and premium, if any, on the Notes when such payments are due; and (B) the Company's obligations with respect to the Securities under Sections 2.07, 2.08, and 10.04.

         "Defeasance Agent" means a financial institution which is eligible to act as a trustee under the Trust Indenture Act of 1939, as amended and which assumes all of the obligations necessary to enable the Trustee to act under this Article. In the event such a Defeasance Agent is appointed pursuant to this Section, the Defeasance Agent shall provide verification to the Noteholders acknowledging receipt of sufficient money and/or U. S. Government Obligations to meet the applicable conditions set forth in this Section 10.05.



                                   ARTICLE XI

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 11.01. Note Agreement and Notes Solely Corporate Obligations.

         No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Note Agreement, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person to the Company, either directly or through the Company or any successor Person to the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Note Agreement and the issue of the Notes.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

SECTION 12.01. Successors.

         All the covenants, stipulations, promises and agreements in this Note Agreement contained by the Company shall bind its successors and assigns whether so expressed or not.

SECTION 12.02. Official Acts by Successor Corporation.

         Any act or proceeding by any provision of this Note Agreement authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company

SECTION 12.03.  Surrender of Company Powers.

         The Company by instrument in writing executed by authority of its Board of Directors may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor Person.

SECTION 12.04.  Addresses for Notices, etc.

         Any notice or demand which by any provision of this Note Agreement is required or permitted to be given or served by the holders of Notes on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is mailed by the Company to the Noteholders for the purpose) to FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266; Attention:
Secretary

         Any notice or communication to a Noteholder shall be mailed by first class mail to his or her address shown on the Note Register. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

SECTION 12.05. Governing Law.

         This Note Agreement and each Note shall be deemed to be a contract made under the laws of the State of Iowa, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflicts of laws principles thereof.

SECTION 12.06. Evidence of Compliance with Conditions Precedent.

         Upon any application or demand by the Company to the Noteholders to take any action under any of the provisions of this Note Agreement, the Company shall furnish to the Noteholders an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Note Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or opinion provided for in this Note Agreement and delivered to the Noteholders with respect to compliance with a condition or covenant provided for in this Note Agreement shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an in formed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 12.07. Business Days.

         In any case where the date of payment of principal of or premium, if any, or interest on the Notes will not be a Business Day, the payment of such principal of or premium, if any, or interest on the Notes need not be made on such date but may be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case, with the same force and effect as if made on the date such payment was originally payable.

SECTION 12.08. Table of Contents, Headings, etc.

         The table of contents and the titles and headings of the articles and sections of this Note Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.09. Execution in Counterparts.

         This Note Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 12.10. Separability.

         In case any one or more of the provisions contained in this Note Agreement or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note Agreement or of the Notes, but this Note Agreement and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 12.11. Assignment.

         The Company will have the right at all times to assign any of its respective rights or obligations under this Note Agreement to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company will remain primarily liable for all its obligations. Subject to the foregoing, the Note Agreement is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Note Agreement may not otherwise be assigned by the parties thereto.


                                  ARTICLE XIII

                             SUBORDINATION OF NOTES

SECTION 13.01. Agreement to Subordinate.

         The Company covenants and agrees, and each holder of Notes issued hereunder likewise covenants and agrees, that the Notes shall be issued subject to the provisions of this Article XIII; and each holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment by the Company of the principal of, premium, if any, and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Note Agreement or thereafter incurred.

         No provision of this Article XIII shall prevent the occurrence of any Default or Event of Default hereunder.

SECTION 13.02. Default on Senior Indebtedness.

         Unless Section 13.03 shall be applicable, in the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated because of a default, or if any judicial proceeding shall be pending with respect to any such default, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, no payment or distribution of any kind or character, whether in cash, properties or securities shall be made by the Company with respect to the principal (including prepayment payments) of or premium, if any, or interest on the Notes or on account of the purchase or other acquisition of Notes by the Company or any Subsidiary, in each case unless and until all amounts due or to become due on such Senior Indebtedness are paid in full in cash or other consideration satisfactory to the holders of such Senior Indebtedness.

         In the event that, notwithstanding the foregoing, any payment shall be received by the holder of any Note when such payment is prohibited by the preceding paragraph of this Section 13.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Noteholders in writing, within 90 days of such payment.

SECTION 13.03. Prior Payment to Senior Indebtedness Upon Acceleration of Notes.

         In the event that any Notes are declared due and payable before their Stated Maturity, then no payment or distribution of any kind or character, whether in cash, properties or securities shall be made by the Company on account of the principal (including prepayment payments) of, or premium, if any, or interest on the Notes or on account of the purchase or other acquisition of Notes by the Company or any Subsidiary, until all amounts due on or in respect of Senior Indebtedness outstanding at the time of such acceleration shall have been paid in full to the holders of such Senior Indebtedness in cash or other consideration satisfactory to the holders of such Senior Indebtedness, or provision shall have been made for such payment.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Holder of any Note when such payment is prohibited by the foregoing provisions of this Section 13.03, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Holder of the Note in writing, within 90 days of such payment.

         The provisions of this Section shall not apply to any payment with respect to which Section 13.04 would be applicable.

SECTION 13.04. Liquidation; Dissolution; Bankruptcy.

         In the case of the pendency of any receivership, insolvency, dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company or other similar judicial proceeding relative to the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (each such event, if any, herein sometimes referred to as a "Proceeding"), then the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on such Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the holders of the Notes are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other debt of the Company (including any series of the Notes) subordinated to the payment of the Notes, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of principal of (or premium, if any) or interest on the Notes or on account of the purchase or other acquisition of Notes by the Company or any Subsidiary, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Notes in any such Proceeding.

         In the event that, notwithstanding the foregoing provisions of this Section, the holders of any Notes shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all amounts due or to become due on all Senior Indebtedness are paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such payment or distribution, have been made actually known to such holder, then in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all amounts due or to become due on all Senior Indebtedness remaining unpaid, to the extent necessary to pay all amounts due or to become due on all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         For purposes of this Article XIII, the words "cash, property or securities" shall not be deemed (so long as the effect of any exclusion employing this definition is not to cause the Notes to be treated in any Proceeding as a part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to the Senior Indebtedness) to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XIII with respect to the Notes to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in
Article IX of this Note Agreement shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 13.04 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article IX of this Note Agreement.

SECTION 13.05. Subrogation.

         Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness to the extent provided herein or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the rights of the Noteholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Noteholders would be entitled except for the provisions of this Article XIII, and no payment over pursuant to the provisions of this Article XIII to or for the benefit of the holders of such Senior Indebtedness by Noteholders shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Notes, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XIII are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of such Senior Indebtedness on the other hand.

         Nothing contained in this Article XIII or elsewhere in this Note Agreement or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Note Agreement, subject to the rights, if any, under this Article XIII of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

SECTION 13.06. Company to Effectuate Subordination.

         Each Noteholder by such Noteholder's acceptance thereof authorizes and directs the Company on such Noteholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XIII and appoints the Company such Noteholder's attorney-in-fact for any and all such purposes.

SECTION 13.07. Notice by the Company.

         The Company shall give prompt written notice to the Noteholders of any fact known to the Company that would prohibit the payment of any moneys payable to the Noteholders but for the application of this Article XIII.

         Upon any payment or distribution of assets of the Company referred to in this Article XIII the Noteholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Noteholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

SECTION 13.08. Subordination May Not Be Impaired.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note Agreement, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
(iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


                                   ARTICLE XIV

                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 14.01. Extension of Interest Payment Period.

         So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Notes, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 20 consecutive quarterly periods, including the first such quarterly period during such extension period (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable on the Securities; provided that no Extended Interest Payment Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Notes, that shall be payable to the holders of the Notes in whose names the Notes are registered in the Note Register on the first record date preceding the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further defer payments of interest by further extending such period, provided that such period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 20 consecutive quarterly periods, including the first such quarterly period during such Extended Interest Payment Period, or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 14.02. Notice of Extension.

         (a) If the Trust is the only registered holder of the Notes at the time the Company selects an Extended Interest Payment Period (or elects to extend any Extended Interest Payment Period), the Company shall give written notice to the Administrative Trustees of its selection of such Extended Interest Payment Period (or any extension thereof), five Business Days before the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable. The Administrative Trustees shall thereafter give written notice of the Company's election to begin or extend the Extended Interest Payment Period to the holders of the Notes. and the holder of the Trust Securities.

         (b) If the Trust is not the only holder of the Notes at the time the Company selects an Extended Interest Payment Period (or elects to extend any Extended Interest Payment Period), the Company shall give the holders of the Notes written notice of its selection of such Extended Interest Payment Period (or any extension thereof) at least 10 Business Days before the next succeeding Interest Payment Date.

         (c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 14.02 shall be counted as one of the 20 quarterly periods permitted in the maximum Extended Interest Payment Period permitted under Section 14.01.

         IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


FBL FINANCIAL GROUP, INC.                   FBL FINANCIAL GROUP CAPITAL TRUST

By: /s/ William J. Oddy                     By: /s/ Stephen M. Morain
    ---------------------------------           --------------------------------
Name: William J. Oddy                           Stephen M. Morain, Initial
      -------------------------------           --------------------------------
Title: Chief Operating Officer                  Administrative Trustee
       ------------------------------           --------------------------------